Exhibit 99.1

Filed by Citigroup Inc. pursuant to Rule 425
under the Securities Act of 1933 and
deemed filed pursuant to Rule 13e-4(c)
under the Securities Exchange Act of 1934
Subject Company: Citigroup Inc.
Registration No. 333-158100

For Immediate Release
Citigroup Inc. (NYSE: C)
June 10, 2009

Citi Announces Public Share Exchange Launch,
Finalizes Definitive Agreement with U.S. Government

New York – Citi has finalized a definitive agreement with the U.S. Government and will now launch its exchange offers for publicly held convertible and non-convertible preferred and trust preferred securities. Under the agreement, the Government will exchange a portion of its preferred securities with an aggregate liquidation value of up to $25 billion for interim securities and warrants and its remaining preferred securities for trust preferred securities.  The public exchange offers are currently scheduled to expire on July 24, 2009, subject to extension by Citi.

Assuming full participation of holders of convertible and non-convertible public preferred and trust preferred securities in the exchange offers, Citi will convert into common shares approximately $58 billion in aggregate liquidation value of preferred stock and trust preferred securities.  The exchange offers are subject to a number of conditions, including the closing of the previously announced exchange offers with private holders of its preferred securities and the matching exchange offer with the Government and related regulatory approval of those transactions.

Vikram Pandit, CEO of Citi, said, "Following completion of the exchange offers, Citi will be among the best capitalized banks in the world.  Our employees have worked tirelessly to get Citi fit by taking control of our balance sheet and expenses.  Their hard work has helped position the company to withstand a challenging market environment and to return to sustained profitability.  We have the right strategy, the right structure and the right people.  I'm confident that we will continue to make progress and that the strength of our franchise will be evident as the economy improves."

"A great deal has been accomplished over the past year,” said Richard Parsons, Citi Chairman of the Board.  "Citi's management team, led by CEO Vikram Pandit, has clarified the Company's strategy by announcing the Citicorp/Citi Holdings plan, and has taken the tough decisions to downsize the Company and cut expenses significantly.

Once this exchange offer is completed, we will also have addressed Citi's financial stability.  We have confidence in our management and the future of our institution."

“After completion of the exchange offers, our Tangible Common Equity could increase by up to approximately $61 billion, and our Tier 1 Common may increase by up to approximately $64 billion from their respective amounts at March 31, 2009,” said Ned Kelly, Citi CFO. “These new levels place us squarely among the ranks of the world’s best capitalized banks.”

(Tangible Common Equity and Tier 1 Common are non-GAAP financial measures.  A reconciliation of Tangible Common Equity and Tier 1 Common to total stockholders' equity and common stockholders' equity, respectively, is included below.)

In connection with the public exchange offers, Citi will file two definitive proxy statements with the SEC, updating preliminary versions filed on June 3, 2009.  One definitive proxy statement proposes, among other things, to amend Citi’s Charter and certain certificates of designation to modify the rights of holders of publicly held convertible and non-convertible preferred stock.  The record date for holders of publicly held convertible and non-convertible preferred securities entitled to vote on these matters is currently scheduled to be June 16, 2009 which Citi will confirm via a press release.

The other definitive proxy statement proposes, among other things, to amend Citi’s Charter to increase the number of authorized shares of its common stock and authorize the Board of Directors the option to execute a reverse stock split of its common stock.  The record date for holders of common stock entitled to vote on these matters will be the settlement date for the public exchange offers, which is scheduled to occur shortly after the expiration date.

Today Citi also announced that its Board of Directors has unanimously adopted a tax benefits preservation plan to protect the company’s ability to utilize certain tax assets. According to U.S. federal income tax rules, Citi’s use of certain tax assets could be substantially limited if the Company experiences an “ownership change.”  In general, an ownership change would occur if there were a cumulative change in Citi’s ownership by “5-percent shareholders” (as defined under U.S. federal income tax laws) that exceeds 50 percentage points over a rolling three-year period.  The tax benefits preservation plan is designed to reduce the likelihood that Citi experiences such an ownership change by discouraging any person or group from becoming a 5-percent shareholder and dissuading existing 5-percent shareholders from acquiring more than a minimal number of additional shares of Citi’s stock.  Details of the tax benefits preservation plan will be filed today with the SEC and will be accessible via the EDGAR database on the SEC’s website at www.sec.gov.

As part of the tax benefits preservation plan, on June 9, 2009, Citi’s Board of Directors declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock and interim securities, which are the securities issued in connection with the exchange offers with the U.S. Government and private holders of Citi’s preferred stock.  The dividend will be payable to holders of record as of the close of business on June 22, 2009 and shares of Citi common stock and interim securities issued after such date will also receive Rights.

The Rights will be triggered in any instance of a person becoming an “Acquiring Person” (as defined in the plan).  If triggered, each Right entitles the holder (other than the person or group that caused the Rights to become exercisable) to purchase the preferred stock (an underlying common stock equivalent) at a 50 percent discount to the then market price of the common stock; and the Rights owned by the acquiring person or group become void.  Alternatively, if the rights are triggered, Citi’s Board of Directors may decide instead to exchange all or part of the exercised Rights (other than those held by the acquiring person) for shares of common stock.

The tax benefits preservation plan will be in effect for only 36 months, in contrast to traditional rights plans that generally last 10 years. Additionally, the plan does not apply to U.S. Government acquisitions of Citi common stock.

Exchange Offer Timeline

Note: Timing is estimated and is subject to change.

Timing		Action
June 16, 2009	●	Record Date for Preferred Proxy Statement and Exchange Offer
June 17-18, 2009	●	File definitive Preferred Proxy Statement and Common Proxy Statement.
July 24, 2009	●	Currently Scheduled Expiration Date for Exchange Offer
After the Expiration Date but before the Settlement Date	●	Execute amendments delineated in Preferred Proxy Statement
July 29, 2009	●	Currently anticipated Settlement Date for Exchange Offer
	●	Common Stock issued is distributed to Voting Trust
	●	Record Date for Common Proxy Statement
	●	Mail Common Proxy Statements to Common Stock holders
July 30, 2009	●	Currently anticipated date for distribution of Common Stock to Exchange Offer participants by Voting Trustee
At least 20 Business Days after Common Proxy Statement is mailed to Common Stockholders	●	Proxies to execute consents in respect to Common Proxy Statement are exercised when requisite number obtained
After approval and filing of Authorized Share Increase with the Secretary of State of Delaware	●	Conversion of interim securities held by the USG and Private Holders into Common Stock

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Citi, the leading global financial services company, has approximately 200 million customer accounts and does business in more than 140 countries.  Through its two operating units, Citicorp and Citi Holdings, Citi provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management.  Additional information may be found at www.citigroup.com or www.citi.com.

In connection with the exchange offers, Citi has filed a Registration Statement on Form S-4 that contains a prospectus and related exchange offer materials with the Securities and Exchange Commission (the “SEC”) on June 3, 2009. This registration statement has not yet become effective. Citi will mail the prospectus to the holders of its series of convertible and non-convertible public preferred stock and TruPs and E-TruPs that may be eligible to participate in the exchange offer. Holders of these series of preferred stock, TruPs and E-TruPs are urged to read the prospectus and related exchange offer materials because they contain important information.

In connection with the solicitation of proxies for the proposed amendments to its certificate of incorporation, Citi has filed preliminary proxy statements with the SEC.  The definitive proxy statements and accompanying proxy cards will be mailed to stockholders of Citi. Investors and security holders of Citi are urged to read the proxy statements and other relevant materials as they become available because they will contain important information.

Citi and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed amendments to its certificate of incorporation and the certificates of designations of its public preferred stock. Information regarding Citi’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009, and its definitive proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on March 19, 2009. The proxy statements contain additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise.

As stated above, after completion of the exchange offers, Citi’s TCE could increase by up to approximately $61 billion and its Tier 1 Common could increase by up to approximately $64 billion, in each case, as of March 31, 2009, on a pro forma basis. TCE, as defined by Citi, represents common equity less goodwill and intangible assets (excluding mortgage servicing rights) net of the related deferred tax liabilities. Other companies may calculate TCE in a manner different from Citi. Citi’s TCE was $30.9 billion at March 31, 2009. A reconciliation of Citi’s total stockholders’ equity to TCE is included in the table below:

March 31,
In millions of dollars	2009
Total Citi Stockholders’ Equity	$143,934
Preferred Stock	(74,246)
Common Equity	$69,688
Goodw ill	(26,410)
Intangible Assets (excluding MSRs)	(13,612)
Related net deferred tax liabilities	1,254
Tangible Common Equity (TCE)	$30,920

Tier 1 Common is defined as Tier 1 Capital less non-common elements including qualified perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities. A reconciliation of Citi’s common stockholders’ equity, as of March 31, 2009, to Tier 1 Common is included in the table below:

March 31,
In millions of dollars	2009
Tier 1 Common
Citigroup common stockholders’ equity	$69,688
Less: Net unrealized gains (losses) on securities available-for-sale, net of tax (1)	(10,040)
Less: Accumulated net losses on cash flow hedges, net of tax	(3,706)
Less: Pension liability adjustment, net of tax (2)	(2,549)
Less: Cumulative effect included in fair value of financial liabilities attributable to credit w orthiness, net of tax (3)	3,487
Less: Disallow ed deferred tax assets (4)	22,920
Less: Intangible assets:
Goodwill	26,410
Other disallow ed intangible assets	10,205
Other	(870)
Total Tier 1 Common	$22,091
Qualifying perpetual preferred stock	$74,246
Qualifying mandatorily redeemable securities of subsidiary trusts	24,532
Minority interest	1,056
Total Tier 1 Capital	$121,925

(1)
Tier 1 Capital excludes net unrealized gains (losses) on available-for-sale debt securities and net unrealized gains on available- for-sale equity securities with readily determinable fair values, in accordance with regulatory risk-based capital guidelines. In arriving at Tier 1 Capital, institutions are required to deduct net unrealized losses on available-for-sale equity securities with readily determinable fair values, net of tax.

(2)	The FRB granted interim capital relief for the impact of adopting SFAS 158.
(3)
The impact of including Citi’s own credit rating in valuing liabilities for which the fair value option has been elected is excluded from Tier 1 Capital, in accordance with regulatory risk-based capital guidelines.

(4)
Of Citi’s approximately $43 billion of net deferred tax assets at March 31, 2009, approximately $15 billion of such assets were includable without limitation in regulatory capital pursuant to the risk-based capital guidelines, while approximately $23 billion of such assets exceeded the limitation imposed by these guidelines and, as “disallowed deferred tax assets,” were deducted in arriving at Tier 1 Capital. Citi’s other approximately $5 billion of net deferred tax assets at March 31, 2009 primarily represented the deferred tax effects of unrealized gains and losses on available-for-sale debt securities, which are permitted to be excluded prior to deriving the amount of net deferred tax assets subject to limitation under the guidelines.

Contacts

Media:	Alex Samuelson	(212) 559-2791
	Stephen Cohen	(212) 793-0181
	Jon Diat	(212) 793-5462

Investors:	John Andrews	(212) 559-2718

Fixed Income Investors:	Craig Leslie	(212) 559-5091